Exhibit 99(d)(3)

Execution Version

KINGSWOOD CAPITAL OPPORTUNITIES FUND I, L.P.

KINGSWOOD CAPITAL OPPORTUNITIES FUND I-A, L.P.

C/O KINGSWOOD CAPITAL MANAGEMENT, L.P.

11777 SAN VICENTE BLVD., SUITE 650

LOS ANGELES, CA 90049

January 30, 2020

Kingswood Stratosphere Investor, LLC

and

Stratosphere HoldCo, LLC

c/o Kingswood Capital Management, L.P.

11777 San Vicente Blvd., Suite 650

Los Angeles, CA 90049

Re: Equity Commitment Letter

Ladies and Gentlemen:

Kingswood Capital Opportunities Fund I, L.P. and Kingswood Capital Opportunities Fund I-A, L.P. (together, the “Investors” and each, an “Investor”) are pleased to offer this commitment, subject to the terms and conditions contained herein, to make an investment, directly or indirectly (through the purchase of membership interests of Kingswood Stratosphere Investor, LLC, a newly formed Delaware limited liability company (“TopCo”) and owner of all of the outstanding equity securities of Stratosphere HoldCo, LLC, a Delaware limited liability company (“Parent” and together with TopCo and Merger Sub (as defined below), the “Buyer Parties”). It is contemplated that Parent will acquire Stein Mart, Inc., a Florida corporation (the “Company”) by way of a merger of Stratosphere Merger Sub, Inc., a Florida corporation and an indirectly wholly-owned subsidiary of Parent (“Merger Sub”), with and into the Company, pursuant to the terms of that certain Agreement and Plan of Merger, of even date herewith, by and among Parent, Merger Sub and the Company (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement,” and such transactions contemplated thereby, the “Transaction”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

1.    Commitment. The Investors hereby agree, jointly and severally, to invest and contribute, or cause to be invested and contributed, directly or indirectly, to Parent (or to an Affiliate or Affiliates of Parent (provided that such Affiliate or Affiliates immediately invests and contributes such cash in full to Parent)) an aggregate amount equal to $28,969,000 in cash (the “Cash Contribution”), subject to the terms and conditions hereof. The proceeds from the Cash Contribution shall be used by Parent solely to fund the Merger Consideration payable to the Company Stockholders and holders of Company Stock Awards and Company Options pursuant to and in accordance with Article II of the Merger Agreement at Closing, together with related fees and expenses of Parent (the “Specified Uses”). Notwithstanding anything else to the contrary in this letter agreement, the aggregate amount of liability of the Investors under this letter agreement shall at no time exceed the aggregate amount of the Cash Contribution less any portion of the Cash Contribution that has been funded in accordance with the terms hereof. The amount of the Cash

Contribution to be funded under this letter agreement may be reduced in an amount specified by TopCo solely to the extent the Buyer Parties do not require the full amount of the Cash Contribution to fully satisfy the Specified Uses.

2.    Closing Conditions. The obligation of the Investors to make the Cash Contribution pursuant to this letter agreement is subject to the satisfaction or waiver, prior to or contemporaneously with the Closing, of the following conditions: (a) the satisfaction or waiver at the Closing of all conditions precedent to the obligations of Parent to consummate the transactions contemplated by the Merger Agreement set forth in Sections 6.1 and 6.2 thereof, (b) the Debt Financing has been funded (or will be concurrently funded if the Cash Contribution is funded by the undersigned) and (c) the contemporaneous consummation of the Transaction.

3.    Enforcement/Recourse.

(a)    Subject in all cases to Section 2, this letter agreement may only be enforced by Parent and TopCo, and by the Company as a third party beneficiary pursuant to the immediately following sentence. Neither the Company nor any Company Related Party shall have any right to enforce this letter agreement; provided that, subject to the terms and conditions of Section 8.15 of the Merger Agreement and the conditions set forth in Sections 2(a) and 2(b) of this letter agreement, the Company shall be entitled to seek specific performance to cause Parent and TopCo (as a third party beneficiary of Parent’s rights against the Investors) to enforce the Investors’ obligation to fund the Cash Contribution, subject to the conditions set forth in Section 2 of this letter agreement, if, and only if: (A) Parent and Merger Sub fail to complete the Closing in accordance with Section 1.2 of the Merger Agreement and (B) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Cash Contribution and Debt Financing are funded, then it would take such actions that are required of it by the Merger Agreement to cause the Closing to occur. Concurrently with the execution and delivery of this letter agreement, the Investors are executing and delivering to the Company a Limited Guarantee, dated as of the date hereof, by and among the Investors and the Company, in accordance with the Merger Agreement (the “Limited Guarantee”). The Company’s (i) remedies against the Investors under the Limited Guarantee, (ii) rights as a third party beneficiary expressly set forth in this letter agreement and (iii) remedies against Parent and Merger Sub under the Merger Agreement and (iv) remedies under the Confidentiality Agreement against a party thereto ((i) through (iv) collectively, the “Retained Claims”) shall, and are intended to be, the sole and exclusive direct or indirect remedies available to the Company at law or in equity against the Investors, the Buyer Parties or any Parent Related Party in respect of any liabilities or obligations arising under, or in connection with, this letter agreement, the Merger Agreement or the Transaction, including without limitation in the event Parent or Merger Sub breaches any obligations under the Merger Agreement, whether or not such breach is caused by the Investors’ breach of their respective obligations under this letter agreement; provided that, in the event (x) the Company successfully compels specific performance of the obligations of Parent to consummate the Transaction in accordance with, and subject to the terms and conditions set forth in, Section 8.15 of the Merger Agreement and (y) the Investors shall have made the Cash Contribution, then neither the Company nor any other person (including, without limitation, any Company Related Party) shall have any remedy against the Investors, any Buyer Related Party or any Parent Related Party, including under the Limited Guarantee.

(b)    Notwithstanding anything that may be expressed or implied in this letter agreement, by its acceptance hereof, TopCo and Parent acknowledge and agrees that (a) notwithstanding that each of the Investors may be a limited liability entity, no recourse hereunder or under the Merger Agreement or under any agreements, documents or instruments delivered in connection with this letter agreement or the Merger Agreement may be had against any former, current or future direct or indirect director, officer, employee, agent or affiliate of either Investor, any former, current or future, direct or indirect holder of any equity interests or securities of either Investor, any former, current or future assignee of either Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, controlling person, representative or assignee of any of the foregoing (each such person or entity, other than the Investors and the Buyer Parties, a “Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law, (b) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons in connection with this letter agreement or the Merger Agreement or under any agreements, documents or instruments delivered in connection with this letter agreement or the Merger Agreement for any claim based on, in respect of or by reason of such obligations or by their creation and (c) under no circumstances shall the Investors or any of their respective Related Persons be liable to any Person for incidental, consequential, punitive, exemplary, or special damages under the Merger Agreement or this letter agreement; provided, that, the foregoing limitation shall not relieve either Investor of its obligations to call, require the contribution of, or otherwise consummate any capital contributions of any Related Person to the extent necessary to make the Cash Contribution.

(c)    The Company is a third-party beneficiary of this Section 3.

4.    Expiration. All obligations under this letter agreement shall expire and terminate automatically and immediately upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the funding of the Cash Contribution by the Investor at the Closing and (c) the Company or any of its controlled Affiliates asserting any claim related to the Merger Agreement or this letter agreement, or the transactions contemplated thereby and hereby, against the Investors, any of the Buyer Parties or any Parent Related Party, other than any Retained Claim.

5.    No Assignment. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assignable by Parent or TopCo without the Investors’ prior written consent, and the granting of such consent in any given instance shall be solely in the discretion of the Investors and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Each Investor may assign all or a portion of its obligations hereunder to an any Affiliate investment fund that is advised by the investment manager of such Investor or an Affiliate thereof, provided that no such assignment shall relieve such Investor of any liability or obligation hereunder except to the extent actually performed or satisfied by the assignee.

6.    No Other Beneficiaries. Except for the third party beneficiary rights expressly provided to the Company under Sections 3(a) and 13 of this letter agreement, this letter agreement shall be binding on the Investors solely for the benefit of Parent and TopCo, and nothing set forth in this letter agreement is intended to or shall confer upon or give to any person other than Parent and TopCo (but solely at the direction of the Investors as contemplated hereby) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent or TopCo to enforce, the Cash Contribution or any provisions of this letter agreement; provided that, notwithstanding anything to the contrary in this letter agreement, any Parent Related Party shall be a third party beneficiary of the provisions set forth herein that are for the benefit of any Parent Related Party (including the provisions of Sections 3, 6, 9, 10 and 13 hereof), and all such provisions shall indefinitely survive any termination of this letter agreement. Without limiting the foregoing, no creditor of Parent or TopCo (other than the Company as provided herein) shall have any right to enforce this letter agreement or to cause Parent and TopCo to enforce this letter agreement.

7.    Representations and Warranties. Each Investor hereby represents and warrants that (a) it has all power and authority to execute, deliver and perform this letter agreement; (b) the execution, delivery and performance of this letter agreement by such Investor has been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of such Investor are necessary therefor; (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against such Investor in accordance with its terms (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (d) the execution, delivery and performance by such Investor of this letter agreement do not and will not violate the Organizational Documents of such Investor or any applicable Law.

8.    Severability. Any term or provision of this letter agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this letter agreement in any jurisdiction and, if any provision of this letter agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable; provided, however, that this letter agreement may not be enforced without giving effect to the last sentence of Section 1 and the provisions of Sections 2 through 6, this Section 8 and Sections 9 through 13 hereof. No party hereto shall assert, and each party hereto shall cause its respective affiliates not to assert, that this letter agreement or any part hereof is invalid, illegal or unenforceable.

9.    General Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this letter agreement or the transactions contemplated hereby, for and on behalf of itself or any of its properties or assets, in accordance with Section 8.7 of the Merger Agreement or in such other manner as may be permitted by applicable Law, and nothing in this Section 9 will affect the right of any party hereto to serve legal process in any manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this letter agreement, the Merger Agreement or the Transaction; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this letter agreement, the

Merger Agreement, the Transaction or any of the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this letter agreement, the Merger Agreement, the Transaction or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Investors and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

10.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.    Headings. Headings of the Sections of this letter agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

12.    Confidentiality. This letter agreement shall be treated as confidential and is being provided to the Buyer Parties (and, to the limited and express extent set forth herein, the Company) solely in connection with the transactions contemplated by the Merger Agreement, as applicable. This letter agreement may not be circulated, quoted or otherwise referred to in any document, other than in the Merger Agreement or otherwise with the express prior written consent of the Investors in each instance; provided that no such written consent is required for any disclosure of the existence of this letter agreement or the contents herein by the parties hereto or the Company (i) to the extent required by applicable Law, legal process or the applicable rules of any national securities exchange or in connection with any required filing with or notice to any Governmental Authority relating to the transactions contemplated by the Merger Agreement (provided that, unless otherwise prohibited by applicable Law, the disclosing party will provide the other party an opportunity to review such required disclosure in advance of such public disclosure being made, which review shall not unreasonably delay such public disclosure), (ii) to the extent that the information is already or becomes publicly available, in each case, other than as a result of a breach of this letter agreement by the disclosing party or any other person, (iii) to the extent necessary to enforce the rights of any party hereto, or any person for whose benefit any provision of this letter agreement is made, in connection with any litigation relating to this letter agreement, the Merger

Agreement or the transactions contemplated thereby or (iv) to the disclosing party’s Representatives and Affiliates who need to know of the existence of this letter agreement or the Merger Agreement and are subject to confidentiality obligations (provided that the disclosing party shall be responsible for any breach of this Section 12 by such Representatives and Affiliates, as if such Representatives and Affiliates were a party hereto).

13.    Governing Law; Entire Agreement; Amendment; Counterparts. This letter agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement or the actions of the Investor or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Florida, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Florida or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Florida. This letter agreement, the Merger Agreement, the Confidentiality Agreement and the Limited Guarantee constitute the entire agreement with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among (a) the Investors and/or the Buyer Parties or any of their respective Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand and (b) the Investors or any of their respective Affiliates, on the one hand, and the Buyer Parties or any of their respective Affiliates, on the other hand and this letter agreement is not intended to and shall not confer any rights or remedies upon any person (including, without limitation, the Company Related Parties other than the parties hereto and the Parent Related Parties) (except as provided in Section 3 and this Section 13 with respect to the Company and the Company Related Parties). Any provision of this letter agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Investors, the Buyer Related Parties and the Company. The Company shall be a third party beneficiary of the prior sentence. This letter agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Very truly yours,

KINGSWOOD CAPITAL OPPORTUNITIES FUND I, L.P.

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	Partner

KINGSWOOD CAPITAL OPPORTUNITIES FUND I-A, L.P.

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	Partner

[SIGNATURE PAGE TO EQUITY COMMITMENT LETTER]

Agreed to and accepted as of the date first written above:

STRATOSPHERE HOLDCO, LLC

By:	Kingswood Capital Management, L.P., its manager

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	Managing Partner

KINGSWOOD STRATOSPHERE INVESTOR, LLC

By:	Kingswood Capital Management, L.P., its manager

By:	/s/ Alex Wolf
Name:	Alex Wolf
Title:	Managing Partner

[SIGNATURE PAGE TO EQUITY COMMITMENT LETTER]